Cronos Group Reports 2026 Second Quarter Results

Organically achieved record net revenue, gross profit, and Adjusted EBITDA while reducing share count

Net revenue in Q2 2026 increased by 51% year-over-year on an organic, constant-currency basis

Delivered record net revenue in Canada, with Spinach® maintaining #1 market share in vapes and edibles1

Tenth consecutive quarter of record net revenue in Israel, where PEACE NATURALS® continues to be the #1 cannabis brand2

Generated record net revenue outside Canada and Israel, led by strong demand for PEACE NATURALS® in Germany

Repurchased 12.3 million shares in the first half of 2026

TORONTO, August 6, 2026 - Cronos Group Inc. (NASDAQ: CRON) (TSX: CRON) (“Cronos” or the “Company”), today announced its 2026 second quarter business results.
“Cronos delivered a record second quarter by organically achieving record net revenue, record gross profit and record Adjusted EBITDA, while also reducing our share count. Cronos Israel delivered its tenth consecutive quarter of record net revenue, continuing to secure PEACE NATURALS® as the leading cannabis brand in the country. Outside of Israel, our international business also delivered a record net revenue quarter, led by momentum in Germany. In Canada, the Spinach® brand continued to gain significant market share, maintaining its #1 position in vapes for the second consecutive quarter and its #1 position in edibles for the eighth consecutive quarter1, while also making notable gains in pre-rolls and flower,” said Mike Gorenstein, Chairman, President and CEO of Cronos.

“We’re executing with discipline across our strategic priorities and our results reflect it. We remain active under our share repurchase program and continue to believe the repurchases represent an attractive use of capital. Backed by an industry-leading balance sheet and positive cash flow from operations, we are well positioned to invest in our growth strategy while returning capital to shareholders and maintaining optionality to be opportunistic as attractive opportunities arise.”
1 Hifyre Retail Analytics - National Retail Dollar by Brand in Canada - Q2 2026.
2 Market share and ranking information from pharmacy data collected by Cronos - Q2 2026.

Consolidated Financial Results
The tables below set forth our condensed consolidated results of operations, expressed in thousands of United States (“U.S.”) dollars for the periods presented. Our condensed consolidated financial results for these periods are not necessarily indicative of the consolidated financial results that we will achieve in future periods.

(in thousands of USD)	Three months ended June 30,	Change	Six months ended June 30,	Change
2026	2025	$	%	2026	2025	$	%
Net revenue	$53,007	$33,455	$19,552	58%	$98,217	$65,717	$32,500	49%

Cost of sales	24,168	18,865	5,303	28%	49,560	37,393	12,167	33%
Inventory write-down	388	86	302	351%	1,053	86	967	1124%
Gross profit	$28,451	$14,504	$13,947	96%	$47,604	$28,238	$19,366	69%
Gross margin(i)	54%	43%	N/A	11	pp	48%	43%	N/A	5	pp

Inventory step-up recorded to cost of sales	—	—	—	N/A	—	517	(517)	N/A
Adjusted Gross Profit(ii)	$28,451	$14,504	$13,947	96%	$47,604	$28,755	$18,849	66%
Adjusted Gross Margin(iii)	54%	43%	N/A	11	pp	48%	44%	N/A	4	pp

Net income (loss)	$35,663	$(38,482)	$74,145	N/M	$51,374	$(30,759)	$82,133	N/M

Adjusted EBITDA(ii)	$13,088	$1,688	$11,400	675%	$18,167	$3,977	$14,190	357%

Other Data
Cash and cash equivalents and interest-bearing deposits(iv)	$827,019	$834,416	$(7,397)	(1)%
Cash and cash equivalents(iv)	467,019	794,416	(327,397)	(41)%
Short-term investments(iv)	330,000	40,000	290,000	725%
Non-current interest-bearing deposits(iv)	30,000	—	30,000	N/A
Capital expenditures(v)	1,782	3,838	(2,056)	(54)%	3,753	19,194	(15,441)	(80)%
(i)Gross margin is defined as gross profit divided by net revenue.
(ii)See “Non-GAAP Measures” for more information, including a reconciliation of adjusted earnings (loss) before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) to net income (loss) and a reconciliation of Adjusted Gross Profit to gross profit.
(iii)Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net revenue. See Non-GAAP Measures for more information.
(iv)Dollar amounts are as of the last day of the period indicated.
(v)Capital expenditures represent component information of investing activities and is defined as the sum of purchase of property, plant and equipment, and purchase of intangible assets.

Second Quarter 2026
•Net revenue of $53.0 million in Q2 2026 increased by $19.6 million from Q2 2025. The increase was primarily due to higher cannabis flower sales in Israel and other countries, specifically Germany, which carry no excise taxes, and higher cannabis flower and extract sales in the Canadian market. In addition, net revenue for the current period benefited from the strengthening of the New Israeli Shekel versus the U.S. dollar.
•Gross profit of $28.5 million in Q2 2026 increased by $13.9 million from Q2 2025. The increase was primarily due to higher average sales prices, largely driven by a mix shift to Israel and other countries, which carry no excise taxes, and higher sales volumes. Higher sales volumes led to higher net revenue and efficiencies as fixed overhead costs were spread over greater volumes.
•Net income was $35.7 million in Q2 2026, compared to a net loss of $38.5 million in Q2 2025. The improvement was primarily due to higher gross profit and other income, largely driven by foreign currency transaction gains, partially offset by higher operating expenses.

•Adjusted EBITDA of $13.1 million in Q2 2026 improved by $11.4 million from Q2 2025. The improvement was primarily driven by higher gross profit, partially offset by higher operating expenses due to higher sales and marketing, general and administrative, and research and development (“R&D”) costs.

Business Updates
Brand and Product Portfolio

Spinach®3

The Spinach® brand remained Canada’s #2 overall cannabis brand in Q2 2026, with national market share expanding to 5.9%.

In edibles, Spinach® remained the #1 brand in Canada, with market share consistent at 20.8%. In Q2 2026, five SOURZ by Spinach® gummies products ranked among the top 10 edibles nationally, including the top-selling edibles SKU in Canada, the Fully Blasted Blue Raspberry Watermelon 10 Pack.

In July, Cronos expanded the SOURZ by Spinach® product lineup to include varieties of the brand’s popular flavors featuring rare cannabinoid formulations with CBG, CBN and CBC alongside THC, and also introduced the first limited-time offering within the Fully Blasted multipack format, the SOURZ by Spinach® Fully Blasted Orange Cream gummies, available for the summer season.

Spinach® remained the #1 vape brand in Canada for the second consecutive quarter, with total vape market share across all formats expanding to 10.6%. Within vape cartridges specifically, Spinach® remained #1 for the third consecutive quarter, with market share expanding to 11.8%. In disposable vapes, Spinach® ranked #2 for the full quarter, with 8.2% market share. Notably, during the quarter, the five best-selling vape SKUs nationwide across all formats were Spinach® vape products.

In Q2 2026, Cronos launched three new PUFFERZ™ flavors in Canada, Strawberry Burst, Peach Iced Tea, and Grape Gas, expanding the brand’s all-in-one vape portfolio. During the quarter, Cronos also introduced the Spinach® Orange Vanilla Twist 1g vape cartridge, the brand’s first limited-time offering vape, for the summer season.

In flower, Spinach® remained #3 in Canada, with market share expanding to 5.4%. During the quarter, two Spinach® flower strains, GMO Cookies and OG Kush, ranked among the top-six-selling flower products nationally.

In pre-rolls, Spinach® rose to #7 in Canada, with market share rising to 3.1%. In Q2 2026, distribution broadened across Canadian provinces for Spinach STIX®, the brand’s first cylindrical-style pre-roll. In the second quarter, Spinach® rose to #6 in infused pre-rolls, with market share increasing to 3.5%, and reached #6 in traditional pre-rolls, with market share increasing to 2.9%.

PEACE NATURALS®4

Cronos Israel delivered its tenth consecutive quarter of record net revenue in Q2 2026, with net revenue growing 60% year-over-year (32% growth on a constant-currency basis), as the PEACE NATURALS® brand continued to expand its lead in the Israeli medical cannabis market.

Cronos continued to expand its international presence in Q2 2026, with the Company’s international business ex-Israel delivering record net revenue, increasing 88% year-over-year, led by strong demand for the Company’s flower products, particularly in Germany. The sustained leadership of PEACE NATURALS® products reflects the strength of Cronos’ advanced genetic breeding program and industry-leading cultivation capabilities.

3 Hifyre Retail Analytics - National Retail Dollar by Brand in Canada - Q2 2026.
4 Market share and ranking information from pharmacy data collected by Cronos - Q2 2026.

Transactions

The Company is prepared to close its pending acquisition of CanAdelaar B.V. upon receipt of regulatory clearance in the Netherlands and satisfaction or waiver of the remaining closing conditions. The Company expects the acquisition to close in the second half of 2026. We have not been informed of any specific issues with our regulatory clearance submission, and based on the information available to us, the timing appears to reflect the ordinary course of the Dutch regulatory review process for a transaction of this nature.

Anti-Dumping Matters in Israel: Update

In June 2026, the Trade Levies Commissioner of the Israel Ministry of Economy and Industry announced that it had opened a new investigation into alleged dumping of medical cannabis imports from Canada. This announcement followed the 2024 investigation by the Commissioner, which did not result in the imposition of an anti-dumping duty. On July 28, 2026, the Commissioner terminated the investigation on procedural grounds. The termination was not based on a substantive determination of the merits and did not preclude another complaint or a new investigation.

On July 30, 2026, a new complaint concerning imports of medical cannabis from Canada was filed on behalf of the Israeli domestic industry. On August 2, 2026, the Commissioner notified the Government of Canada that the new complaint contained sufficient prima facie evidence of dumping, material injury to the domestic industry and a causal link between the alleged dumping and injury. On August 5, 2026, the Commissioner notified the Company of the initiation of a new investigation. The Company disputes the allegations underlying these matters and cannot predict the timing or outcome of the new investigation or any related proceedings or whether any provisional or final anti-dumping duty or other import restriction will ultimately be imposed.

Conference Call

The Company will host a conference call and live audio webcast on Thursday, August 6, 2026, at 8:30 a.m. ET to discuss 2026 second quarter business results. An audio replay of the call will be archived on the Company’s website for replay. Instructions for the live audio webcast are provided on the Company’s website at https://ir.thecronosgroup.com/events-presentations.

About Cronos

Cronos is a global cannabis company focused on scaling leading consumer goods products through research and development and innovation. With a passion to responsibly elevate the consumer experience, Cronos is building an iconic brand portfolio. Cronos’ diverse international brand portfolio includes Spinach®, PEACE NATURALS®, LIT™ and Lord Jones®. For more information about Cronos and its brands, please visit: thecronosgroup.com.

Forward-Looking Statements

This press release contains information that may constitute forward-looking information and forward-looking statements within the meaning of applicable U.S. and Canadian securities laws and court decisions (collectively, “Forward-Looking Statements”), which are based upon our current internal expectations, estimates, projections, assumptions and beliefs. Information that is not clearly historical in nature may constitute Forward-Looking Statements. In some cases, Forward-Looking Statements can be identified by the use of forward-looking terminology, such as “expect,” “likely,” “may,” “will,” “should,” “intend,” “anticipate,” “potential,” “proposed,” “estimate,” “believe,” “plan” and other similar words, expressions and phrases, including negative and grammatical variations thereof, or statements that certain events or conditions “may” or “will” happen, or by discussion of strategy. Forward-Looking Statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance or other statements that are not statements of historical fact.

Forward-Looking Statements include, but are not limited to, statements with respect to:
•the ongoing impact of investigations or proceedings by the Trade Levies Commissioner of the Israel Ministry of Economy and Industry or other Israeli governmental authorities concerning alleged dumping of medical cannabis imports from Canada into Israel (collectively, the “Anti-Dumping Matters”), including the timing and outcome thereof, any anti-dumping duty or other measure that may be imposed and the impact thereof on the Company’s ability to import and sell products in Israel;
•expectations related to the conflict involving the United States, Israel, Hamas, Hezbollah, Houthis, Iran, Iran’s proxies and other stakeholders in the region (the “Middle East Conflict”) and its impact on our employees, facilities, and operations in Israel, the supply of product in the market and the demand for product by medical patients in Israel, and our operating costs, as well as any regional or global escalations and their impact to global commerce and stability;
•expectations related to markets outside of Canada and Israel, and our ability to successfully maintain, expand and distribute the PEACE NATURALS® brand in those markets;
•expectations related to any future plans to re-enter the U.S. market;
•the ongoing impact of our announced realignment (inclusive of any revisions thereto, the “Realignment”) and any progress, challenges and effects related thereto as well as changes in strategy, metrics, investments, reporting structure, costs, operating expenses, employee turnover and other changes with respect thereto;
•our expectations as to the use and expansion of our facility in Stayner, Ontario (the “Peace Naturals Campus”);
•our ability to acquire raw materials from suppliers, including Cronos Growing Company Inc. (“Cronos GrowCo”), and the costs and timing associated therewith;
•expectations regarding the potential success of, and the costs and benefits associated with, our joint ventures, strategic alliances and equity investments;
•expectations related to the transaction by which we obtained majority control of the board of directors of Cronos GrowCo (the “Cronos GrowCo Transaction”), which qualified as a business combination under Accounting Standards Codification (“ASC”) 805, and the expansion of Cronos GrowCo’s purpose-built cultivation and processing facilities and any additional supply or growth opportunities (including in the wholesale market) provided thereby;
•expectations related to the transaction by which we, as lender, obtained junior secured convertible debt (the “High Tide Loan”) from High Tide Inc. (“High Tide”), as borrower, and a warrant (the “High Tide Warrant”) to purchase common shares of High Tide, the performance of the High Tide Loan and the High Tide Warrant, and High Tide’s ability to repay the High Tide Loan;
•expectations related to our agreement to acquire CanAdelaar, including the timing and completion of the transaction, and the anticipated costs, benefits and integration matters associated therewith and the performance of the business from and following closing;
•expectations related to the renewed share repurchase program that was authorized on May 8, 2026, including the timing and amount of repurchases;
•our ability or plans to identify, develop, commercialize or expand our technology and R&D initiatives in cannabinoids, or the success thereof;
•expectations regarding revenues, expenses, gross margins, Adjusted EBITDA (as defined below), profitability, cash flows, foreign currency effects, interest income and capital expenditures;
•expectations regarding our future production and manufacturing strategy and operations, the costs and timing associated therewith and the receipt of applicable production and sale licenses;
•the ongoing impact of the legalization of additional cannabis product types and forms for adult-use in Canada, including federal, provincial, territorial and municipal regulations pertaining thereto, the related timing and impact thereof and our intentions to participate in such markets;
•the legalization of the use of cannabis for medical or adult-use in jurisdictions outside of Canada, the related timing and impact thereof and our intentions to participate in such markets, if, when and to the extent such use is legalized;
•the grant, renewal, withdrawal, suspension, delay and impact of any license or supplemental license to conduct activities with cannabis or any amendments thereof;
•our ability to successfully create, launch and scale brands and cannabis products;
•our liquidity, capital resources and future cash requirements, including the sufficiency of our cash and cash equivalents and short-term investments to fund our business operations, acquisitions, strategic investments, share repurchases and capital expenditures;
•expectations related to the differentiation of our products, including through the utilization of rare cannabinoids;
•the benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, including CBD and other cannabinoids;
•laws and regulations and any amendments thereto applicable to our business and the impact thereof, including uncertainty regarding the application of U.S. state and federal law to cannabis and U.S. hemp (including CBD and other U.S. hemp-derived cannabinoids) products and the scope of any regulations by the U.S. Department of Health and Human Services, U.S. Food and Drug Administration, the U.S. Drug Enforcement Administration, the U.S. Federal Trade Commission, the U.S. Patent and Trademark Office and any state equivalent regulatory agencies over cannabis and U.S. hemp (including CBD and other U.S. hemp-derived cannabinoids) products, including the final order issued by the U.S. Department of Justice (the “DOJ”) in April 2026, which moved certain categories of medical marijuana products from Schedule I to Schedule III of the U.S. Controlled Substances Act and any future actions that may be taken or considered by the DOJ or other government agencies;
•the anticipated benefits and impact of Altria Group, Inc.’s investment in the Company (the “Altria Investment”), pursuant to a subscription agreement dated December 7, 2018;
•expectations regarding the implementation and effectiveness of key personnel changes;
•expectations regarding business combinations and dispositions and the anticipated benefits therefrom;
•expectations of the amount or frequency of impairment losses, including as a result of the write-down of intangible assets, including goodwill;
•the impact of the ongoing military conflict between Russia and Ukraine (and resulting sanctions) on our business, financial condition and results of operations or cash flows;
•our compliance with the terms of the settlement (the “Settlement Order”) with the SEC and the settlement agreement with the Ontario Securities Commission (the “OSC”); and
•the impact of the loss of our ability to rely on private offering exemptions under Regulation A and Regulation D of the Securities Act of 1933, as amended, as a result of the Settlement Order.

Certain of the Forward-Looking Statements contained herein concerning the industries in which we conduct our business are based on estimates prepared by us using data from publicly available governmental sources, market research, industry analysis and on assumptions based on data and knowledge of these industries, which we believe to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. The industries in which we conduct our business involve risks and uncertainties that are subject to change based on various factors, which are described further below.

The Forward-Looking Statements contained herein are based upon certain material assumptions that were applied in drawing a conclusion or making a forecast or projection, including: (i) our ability to effectively navigate developments related to the Anti-Dumping Matters, any anti-dumping duty or other measure that may be imposed and the impact thereof on our operations in Israel; (ii) our ability to effectively navigate developments related to the Middle East Conflict and its impact on our employees, facilities and operations in Israel, the supply of product in the market and demand for product by medical patients in Israel, and our operating costs; (iii) our ability to efficiently and effectively maintain and expand our distribution of our PEACE NATURALS® brand in markets outside of Canada and Israel; (iv) our ability to identify and execute legally permissible opportunities to re-enter the U.S. market; (v) our ability to realize the expected cost-savings, efficiencies and other benefits of our Realignment and other announced cost-cutting measures and employee turnover related thereto; (vi) our ability to efficiently and effectively manage our operations at our Peace Naturals Campus; (vii) our ability to efficiently and effectively acquire raw materials on a timely and cost-effective basis from third parties or Cronos GrowCo; (viii) our ability to realize the expected benefits related to the expansion of Cronos GrowCo’s purpose-built cannabis facility (including the quantity and quality of any additional supply provided thereby and the stability of pricing and demand with respect to such supply) and the ability of Cronos GrowCo to repay the credit facility provided by Cronos; (ix) High Tide’s ability to repay the High Tide Loan, the performance of the High Tide Loan and the High Tide Warrant, and our ability to realize benefits related to the performance of the High Tide Warrant; (x) our ability to complete the acquisition of CanAdelaar on the terms and within the timelines anticipated, including the timely receipt of required regulatory approvals and the satisfaction of other closing conditions, and our ability to realize any expected benefits, synergies and operational performance associated with such acquisition; (xi) our ability to realize anticipated benefits, synergies or generate revenue, profits or value from our business combinations and strategic investments; (xii) the production and manufacturing capabilities and output from our facilities and our joint ventures, strategic alliances and equity investments; (xiii) government regulation of our activities and products including, but not limited to, the areas of cannabis taxation and environmental protection; (xiv) the timely receipt of any required regulatory authorizations, approvals, consents, permits and/or licenses; (xv) consumer interest in and the scalability of our products; (xvi) our ability to differentiate our products, including through the utilization of rare cannabinoids; (xvii) competition; (xviii) anticipated and unanticipated costs; (xix) our ability to generate cash flow from operations and the sufficiency of our cash and cash equivalents and short-term investments to fund our business operations, acquisitions, strategic investments, share repurchases and capital expenditures; (xx) our ability to conduct operations in a safe, efficient and effective manner; (xxi) our ability to hire and retain qualified staff and acquire equipment and services in a timely and cost-efficient manner; (xxii) our ability to complete planned dispositions and, if completed, obtain our anticipated sales price; (xxiii) general economic, financial market, regulatory and political conditions in which we operate; (xxiv) management’s perceptions of historical trends, current conditions and expected future developments; and (xxv) other considerations that management believes to be appropriate in the circumstances. While our management considers these assumptions to be reasonable based on information currently available to management, there is no assurance that such expectations will prove to be correct.

By their nature, Forward-Looking Statements are subject to inherent risks and uncertainties that may be general or specific and which give rise to the possibility that expectations, forecasts, predictions, projections or conclusions will not prove to be accurate, that assumptions may not be correct, and that objectives, strategic goals and priorities will not be achieved. A variety of factors, including known and unknown risks, many of which are beyond our control, could cause actual results to differ materially from the Forward-Looking Statements in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf. Such factors include, without limitation, negative impacts on our business and operations in Israel due to the Anti-Dumping Matters, including that we may not be able to produce, import or sell our products in Israel as a result thereof; negative impacts on our employees, business, facilities and operations in Israel due to the Middle East Conflict, including that we may not be able to produce, import or sell our products or protect our people or facilities in Israel during the Middle East Conflict, the supply of product in the market and the demand for product by medical patients in Israel, and inflationary pressures and related increases in input, production, transportation and other operating costs, as well as potential impacts on consumer purchasing power; that we may not be able to successfully maintain or expand distribution of our products in our markets outside of Canada or Israel or generate meaningful revenue in those markets; that we may be unable to further streamline our operations and expenses; that we may not be able to effectively and efficiently re-enter the U.S. market in the future; that we may not be able to access raw materials on a timely and cost-effective basis from third parties or Cronos GrowCo; that the expected benefits of the expansion of Cronos GrowCo’s purpose-built cannabis facility (including any additional supply provided thereby) may not be fully realized within a reasonable time or at all or that Cronos GrowCo may not be able to repay its borrowings under the credit facility provided by Cronos; that the expected benefits of the High Tide Warrant and the High Tide Loan may not be fully realized within a reasonable time or at all or that High Tide may not be able to repay its borrowings under the High Tide Loan; that we may not be able to consummate our planned acquisition of CanAdelaar on the anticipated timeline or at all; the military conflict between Russia and Ukraine may disrupt our operations and those of our suppliers and distribution channels and negatively impact the demand for and use of our products; the risk that cost savings and any other synergies from the Altria Investment may not be fully realized or may take longer to realize than expected; failure to execute key personnel changes; that our Realignment and our further leveraging of our strategic partnerships will not result in the expected cost-savings, efficiencies and other benefits or will result in greater than anticipated turnover in personnel; that we may not be able to efficiently and effectively manage our operations, and any changes thereto, at our Peace Naturals Campus; lower levels of revenues; the lack of consumer demand for or our inability or challenges in successfully scaling our products; our inability to manage disruptions in credit markets; unanticipated future levels of capital, environmental or maintenance expenditures, general and administrative and other expenses; failure to realize expected growth opportunities; insufficient cash flow, liquidity or capital resources to execute our business plan (either within the expected timeframe or at all), fund our operations, acquisitions, strategic investments, share repurchases or capital expenditures; difficulty raising capital; the potential adverse effects of judicial, regulatory or other proceedings, or threatened litigation or proceedings, on our business, financial condition, results of operations and cash flows; volatility in and/or degradation of general economic, market, industry or business conditions; compliance with applicable environmental, economic, health and safety, energy and other policies and regulations and in particular health concerns with respect to vaping and the use of cannabis and U.S. hemp products in vaping devices; the unexpected effects of actions of third parties such as competitors, activist investors or federal (including U.S. federal), state, provincial, territorial or local regulatory authorities or self-regulatory organizations; adverse changes in regulatory requirements in relation to our business and products; our failure to improve our internal control environment and our systems, processes and procedures; and the factors discussed under Part I, Item 1A “Risk Factors” of the Annual Report on Form 10-K for the year ended December 31, 2025 and under Part II, Item 1A “Risk Factors” in our Quarterly Reports. Readers are cautioned to consider these and other factors, uncertainties and potential events carefully and not to put undue reliance on Forward-Looking Statements.

Forward-Looking Statements are provided for the purposes of assisting the reader in understanding our financial performance, financial position and cash flows as of and for periods ended on certain dates and to present information about management’s current expectations and plans relating to the future, and the reader is cautioned not to place undue reliance on these Forward-Looking Statements because of their inherent uncertainty and to appreciate the limited purposes for which they are being used by management. While we believe that the assumptions and expectations reflected in the Forward-Looking Statements are reasonable based on information currently available to management, there is no assurance that such assumptions and expectations will prove to have been correct. Forward-Looking Statements are made as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. We undertake no obligation to update or revise any Forward-Looking Statements, whether as a result of new information, estimates or opinions, future events or results or otherwise or to explain any material difference between subsequent actual events and such Forward-Looking Statements. The Forward-Looking Statements contained in this press release and other reports we file with, or furnish to, the SEC and other regulatory agencies and made by our directors, officers, other employees and other persons authorized to speak on our behalf are expressly qualified in their entirety by these cautionary statements.

As used in this press release, “CBD” means cannabidiol and “U.S. hemp” has the meaning given to the term “hemp” in the U.S. Agricultural Improvement Act of 2018, as amended in 2025, including hemp-derived CBD.

Cronos Group Inc.
Condensed Consolidated Balance Sheets
(In thousands of U.S. dollars, except share amounts, unaudited)

	As of June 30, 2026	As of December 31, 2025
Assets
Current assets
Cash and cash equivalents	$467,019	$791,794
Short-term investments	330,000	40,000
Accounts receivable, net	36,719	34,099
Interest receivable	3,982	8,654
Current income tax receivable	14,661	12,431
Other receivables	1,679	2,014
Inventory, net	52,701	46,750
Prepaids and other current assets	5,269	8,344
Total current assets	912,030	944,086
Non-current interest-bearing deposits	30,000	—
Other investments	4,527	7,664
Non-current portion of loans receivable, net	17,379	20,847
Property, plant and equipment, net	141,539	145,865
Right-of-use assets	1,282	1,422
Goodwill	64,146	66,478
Intangible assets, net	8,050	8,890
Deferred tax assets	907	1,888
Total assets	$1,179,860	$1,197,140
Liabilities
Current liabilities
Accounts payable	$17,423	$11,640
Income taxes payable	3,548	—
Accrued liabilities	35,231	36,210
Current portion of lease obligation	162	337
Total current liabilities	56,364	48,187
Non-current portion due to non-controlling interests	—	733
Non-current portion of lease obligation	1,133	1,172
Deferred tax liabilities	4,918	4,089
Total liabilities	62,415	54,181
Shareholders’ equity
Share capital and additional paid-in capital (no par value; authorized for issue as of June 30, 2026 and December 31, 2025: unlimited; shares outstanding as of June 30, 2026 and December 31, 2025: 370,726,047 and 381,592,969, respectively)	632,074	662,983
Retained earnings	492,319	447,756
Accumulated other comprehensive loss	(55,721)	(16,842)
Total equity attributable to shareholders of Cronos Group	1,068,672	1,093,897
Non-controlling interests	48,773	49,062
Total shareholders’ equity	1,117,445	1,142,959
Total liabilities and shareholders’ equity	$1,179,860	$1,197,140

Cronos Group Inc.
Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)

	Three months ended June 30,		Six months ended June 30,
(In thousands of U.S. dollars, except share and per share amounts, unaudited)	2026	2025	2026	2025
Net revenue, before excise taxes	$70,597	$44,252	$129,562	$86,150
Excise taxes	(17,590)	(10,797)	(31,345)	(20,433)
Net revenue	53,007	33,455	98,217	65,717
Cost of sales	24,168	18,865	49,560	37,393
Inventory write-down	388	86	1,053	86
Gross profit	28,451	14,504	47,604	28,238
Operating expenses
Sales and marketing	6,785	5,347	12,400	9,912
Research and development	1,215	929	2,628	1,722
General and administrative	10,803	10,536	22,539	19,845
Restructuring costs	308	768	792	1,323
Share-based compensation	1,557	1,381	2,870	3,469
Depreciation and amortization	379	867	804	1,363
Total operating expenses	21,047	19,828	42,033	37,634
Operating income (loss)	7,404	(5,324)	5,571	(9,396)
Other income (expense)
Interest income, net	8,816	8,997	17,669	18,662
Loss on revaluation of financial instruments	(615)	(640)	(3,099)	(591)
Foreign currency gain (loss)	20,219	(39,538)	33,918	(37,955)
Loss on held-for-sale assets	—	(2,501)	—	(2,501)
Change in allowance for credit loss on non-operating loan	(108)	—	(214)	—
Other, net	(2)	(1)	8	42
Total other income (expense)	28,310	(33,683)	48,282	(22,343)
Income (loss) before income taxes	35,714	(39,007)	53,853	(31,739)
Income tax provision (benefit)	51	(525)	2,479	(980)
Net income (loss)	35,663	(38,482)	51,374	(30,759)
Net income attributable to non-controlling interest	3,578	1,229	5,537	2,830
Net income (loss) attributable to Cronos Group	$32,085	$(39,711)	$45,837	$(33,589)

Comprehensive income
Net income (loss)	$35,663	$(38,482)	$51,374	$(30,759)
Other comprehensive income (loss)
Foreign exchange gain (loss) on translation	(23,062)	60,228	(41,007)	57,146
Comprehensive income	12,601	21,746	10,367	26,387
Comprehensive income attributable to non-controlling interests	2,319	3,412	3,409	4,855
Comprehensive income attributable to Cronos Group	$10,282	$18,334	$6,958	$21,532

Net income (loss) per share
Basic net income (loss) per share attributable to Cronos Group	$0.09	$(0.10)	$0.12	$(0.09)
Diluted net income (loss) per share attributable to Cronos Group	$0.09	$(0.10)	$0.12	$(0.09)

Cronos Group Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands of U.S. dollars, except share amounts, unaudited)

	Six months ended June 30,
	2026	2025
Operating activities
Net income (loss)	$51,374	$(30,759)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Share-based compensation	2,870	3,469
Depreciation and amortization	7,101	7,042
Loss from investments	3,099	700
Changes in expected credit losses on long-term financial assets	202	(11)
Loss on held-for-sale assets	—	2,501
Inventory step-up recorded to cost of sales	—	517
Foreign currency (gain) loss	(33,918)	37,955
Other non-cash operating activities, net	2,179	1,329
Changes in operating assets and liabilities:
Accounts receivable, net	(2,695)	(9,794)
Interest receivable	3,569	6,240
Current income tax receivable	(2,676)	(3,047)
Other receivables	375	(1,024)
Prepaids and other current assets	2,954	1,386
Inventory, net	(5,766)	(6,717)
Accounts payable	3,116	(1,056)
Income taxes payable	3,603	4
Accrued liabilities	(479)	(8,013)
Net cash provided by operating activities	34,908	722
Investing activities
Purchase of short-term investments	(330,000)	(40,000)
Proceeds from short-term investments	40,000	—
Purchase of non-current interest-bearing deposits	(30,000)	—
Proceeds from repayment on loans receivable	3,480	2,855
Purchase of property, plant and equipment	(3,614)	(19,095)
Purchase of intangible assets	(139)	(99)
Net cash used in investing activities	(320,273)	(56,339)
Financing activities
Repurchases of common stock	(32,858)	(3,612)
Dividend paid to non-controlling interest	(3,698)	(3,858)
Withholding taxes paid on share-based awards	(2,014)	(3,146)
Other financing activities, net	(577)	—
Net cash used in financing activities	(39,147)	(10,616)
Effect of foreign currency translation on cash and cash equivalents	(263)	1,844
Net change in cash and cash equivalents	(324,775)	(64,389)
Cash and cash equivalents, beginning of period	791,794	858,805
Cash and cash equivalents, end of period	$467,019	$794,416
Supplemental cash flow information
Interest paid	$215	$—
Interest received	$21,845	$24,451
Income taxes paid	$14	$59

Non-GAAP Measures

Cronos reports its financial results in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). This press release refers to measures not recognized under U.S. GAAP (“non-GAAP measures”). These non-GAAP measures do not have a standardized meaning prescribed by U.S. GAAP and are therefore unlikely to be comparable to similar measures presented by other companies. Rather, these non-GAAP measures are provided as a supplement to corresponding U.S. GAAP measures to provide additional information regarding our results of operations from management’s perspective. Accordingly, non-GAAP measures should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP. All non-GAAP measures presented in this press release are reconciled to their closest reported U.S. GAAP measure. Reconciliations of historical adjusted financial measures to corresponding U.S. GAAP measures are provided below.

Adjusted EBITDA
Management reviews Adjusted EBITDA, a non-GAAP measure, which excludes non-cash items and items that do not reflect management’s assessment of ongoing business performance. Management defines Adjusted EBITDA as net income (loss) before interest, tax expense (benefit), depreciation and amortization adjusted for: share of (income) loss from equity method investments; impairment loss on goodwill and intangible assets; impairment loss on long-lived assets; (gain) loss on revaluation of derivative liabilities; (gain) loss on revaluation of financial instruments; gain on revaluation of loan receivable; gain on revaluation of equity method investment; transaction costs related to strategic projects; loss on held-for-sale assets; impairment loss on other investments; foreign currency transaction (gain) loss; other, net; loss from discontinued operations; change in allowance for credit loss on non-operating loan; restructuring costs; inventory write-downs resulting from restructuring actions; share-based compensation; costs related to the Israel Ministry of Economy and Industry dumping inquiry; purchase accounting adjustment-related inventory step-up adjustments recorded through cost of sales; and restatement litigation costs and reserves related to the restatements of our 2019 and 2021 interim financial statements (the “Restatements”), including the costs related to the settlement of the SEC’s and the OSC’s investigations of the Restatements and legal costs of defending shareholder class action complaints brought against us as a result of the 2019 restatement (see Note 10(b) “Contingencies,” to the condensed consolidated financial statements under Item 1 of our Quarterly Report for a discussion of the shareholder class action complaints relating to the restatement of the 2019 interim financial statements and the settlement of the SEC’s and the OSC’s investigations of the Restatements). Results are reported as total consolidated results, reflecting our reporting structure of one reportable segment.
Management believes that Adjusted EBITDA provides useful insight into underlying business trends and results and facilitates comparison of period-over-period results. Management uses Adjusted EBITDA for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets.
Beginning in 2025, the Company modified the composition of Adjusted EBITDA to exclude the impact of the provision for expected credit losses recognized under ASC 326 solely with respect to the High Tide Loan (see Note 4 “Loans Receivable, net” to the condensed consolidated financial statements under Item 1 of our Quarterly Report for further information). Management determined that excluding this non-cash provision provides investors with additional insight into period-over-period operating performance by isolating credit-risk movements unrelated to the Company’s core operations.
Management believes that this change provides additional information regarding the Company’s ongoing operational results and enhances comparability with peers that do not routinely extend credit to third parties. This change does not affect the Company’s GAAP financial statements.

The following tables set forth a reconciliation of Net income as determined in accordance with U.S. GAAP to Adjusted EBITDA for the periods indicated:

Three months ended June 30, 2026
Net income	$35,663
Interest income, net	(8,816)
Income tax provision	51
Depreciation and amortization	3,374
EBITDA	30,272
Loss on revaluation of financial instruments(i)	615
Foreign currency transaction gain	(20,219)
Transaction costs(ii)	581
Other, net(iii)	2
Restructuring costs(iv)	308
Share-based compensation(v)	1,557
Restatement litigation costs(vi)	(144)
Israel Ministry of Economy and Industry dumping inquiry expense(vii)	8
Change in allowance for credit loss on non-operating loan(viii)	108
Adjusted EBITDA	$13,088

Three months ended June 30, 2025
Net loss	$(38,482)
Interest income, net	(8,997)
Income tax benefit	(525)
Depreciation and amortization	4,202
EBITDA	(43,802)
Loss on revaluation of financial instruments(i)	640
Foreign currency transaction loss	39,538
Transaction costs(ii)	32
Other, net(iii)	1
Restructuring costs(iv)	768
Share-based compensation(v)	1,381
Restatement litigation costs(vi)	391
Israel Ministry of Economy and Industry dumping inquiry expense(vii)	238
Loss on held-for-sale assets(ix)	2,501
Adjusted EBITDA	$1,688

Six months ended June 30, 2026
Net income	$51,374
Interest income, net	(17,669)
Income tax provision	2,479
Depreciation and amortization	7,101
EBITDA	43,285
Loss on revaluation of financial instruments(i)	3,099
Foreign currency transaction gain	(33,918)
Transaction costs(ii)	1,540
Other, net(iii)	(8)
Restructuring costs(iv)	792
Share-based compensation(v)	2,870
Restatement litigation costs(vi)	267
Israel Ministry of Economy and Industry dumping inquiry expense(vii)	26
Change in allowance for credit loss on non-operating loan(viii)	214
Adjusted EBITDA	$18,167

Six months ended June 30, 2025
Net loss	$(30,759)
Interest income, net	(18,662)
Income tax benefit	(980)
Depreciation and amortization	7,042
EBITDA	(43,359)
Loss on revaluation of financial instruments(i)	591
Foreign currency transaction loss	37,955
Transaction costs(ii)	72
Other, net(iii)	(42)
Restructuring costs(iv)	1,323
Share-based compensation(v)	3,469
Restatement litigation costs(vi)	438
Israel Ministry of Economy and Industry dumping inquiry expense(vii)	512
Loss on held-for-sale assets(ix)	2,501
Inventory step-up recorded to cost of sales(x)	517
Adjusted EBITDA	$3,977
(i)For the three and six months ended June 30, 2026, the loss on revaluation of financial instruments was driven by a loss related to the Company’s High Tide Warrant and the Company’s equity securities in Vitura. For the three and six months ended June 30, 2025, the loss on revaluation of financial instruments related primarily to the Company’s equity securities in Vitura.
(ii)For the three and six months ended June 30, 2026, transaction costs represented fees related to the pending acquisition of CanAdelaar B.V. For the three and six months ended June 30, 2025, transaction costs represented legal, financial and other advisory fees and expenses incurred in connection with the Cronos GrowCo Transaction. These costs are included in general and administrative expenses on the condensed consolidated statements of net income (loss) and comprehensive income (loss).
(iii)For the three months ended June 30, 2026, other, net related to a loss on disposal of fixed assets. For the six months ended June 30, 2026, other, net related primarily to rental income. For the three and six months ended June 30, 2025, other, net related to (gain) loss on disposal of assets and (gain) loss on revaluation of derivative liabilities.
(iv)For the three and six months ended June 30, 2026, restructuring costs related to IT infrastructure and finance transformation costs associated with the Realignment. For the three and six months ended June 30, 2025, restructuring costs related to employee-related severance costs and IT infrastructure and finance transformation costs associated with the Realignment.
(v)For the three and six months ended June 30, 2026, share-based compensation related to the expenses of share-based compensation awarded to employees and DSUs issued to our Board of Directors, each under the Company’s share-based award plans. For the three and six months ended June 30, 2025, share-based compensation related to the expenses of share-based compensation awarded to employees under the Company’s share-based award plans.

(vi)For the three and six months ended June 30, 2026 and 2025, restatement litigation costs included legal costs incurred defending shareholder class action complaints brought against the Company as a result of the 2019 restatement.
(vii)For the three and six months ended June 30, 2026 and 2025, Israel Ministry of Economy and Industry dumping inquiry expense included expenditures relating to regulatory investigations and proceedings about alleged dumping of medical cannabis imports from Canada into Israel and related litigation and external relations expenses.
(viii)For the three and six months ended June 30, 2026, change in allowance for credit loss on non-operating loan related to the allowance recognized on the High Tide loan receivable.
(ix)For the three and six months ended June 30, 2025, loss on held-for-sale assets related to a revaluation of the Cronos Fermentation held-for-sale asset group.
(x)For the six months ended June 30, 2025, inventory step-up recorded to cost of sales represents the portion of the inventory step-up from the Cronos GrowCo Transaction that was recorded through the condensed consolidated statements of net income (loss) and comprehensive income (loss).
For the three months ended June 30, 2026, Adjusted EBITDA was $13.1 million, representing an improvement of $11.4 million from the three months ended June 30, 2025. For the six months ended June 30, 2026, Adjusted EBITDA was $18.2 million, representing an improvement of $14.2 million from the six months ended June 30, 2025. For both comparative periods, the improvement was primarily due to higher gross profit, partially offset by higher operating expenses due to higher sales and marketing, general and administrative, and research and development costs.

Adjusted Gross Profit and Adjusted Gross Margin
To supplement the consolidated financial statements presented in accordance with U.S. GAAP, we have presented Adjusted Gross Profit and Adjusted Gross Margin, non-GAAP measures that exclude the impacts of inventory-related purchase accounting adjustments from the calculations of gross profit and gross margin, which resulted from the Cronos GrowCo Transaction. Results are reported as total consolidated results, reflecting our reporting structure of one reportable segment.
Management believes that Adjusted Gross Profit and Adjusted Gross Margin provide useful insight into underlying business trends to facilitate comparisons of period-over-period results by removing the impacts of inventory-related purchase accounting adjustments resulting from the Cronos GrowCo Transaction, which reflect a one-time event and do not reflect management’s assessment of ongoing business performance.
The following table sets forth a reconciliation of Gross profit and Gross margin, each as determined in accordance with U.S. GAAP, to Adjusted Gross Profit and Adjusted Gross Margin, respectively, for the periods indicated:

(in thousands of USD)	Three months ended June 30,		Change			Six months ended June 30,		Change
	2026	2025	$	%		2026	2025	$	%
Net revenue	$53,007	$33,455	$19,552	58%		$98,217	$65,717	$32,500	49%

Gross profit	$28,451	$14,504	$13,947	96%		$47,604	$28,238	$19,366	69%
Inventory step-up recorded to cost of sales	—	—	—	N/A		—	517	(517)	N/A
Adjusted Gross Profit	$28,451	$14,504	$13,947	96%		$47,604	$28,755	$18,849	66%

Gross margin(i)	54%	43%	N/A	11	pp	48%	43%	N/A	5	pp
Adjusted Gross Margin(ii)	54%	43%	N/A	11	pp	48%	44%	N/A	4	pp
(i)Gross margin is defined as gross profit divided by net revenue.
(ii)Adjusted Gross Margin is defined as Adjusted Gross Profit divided by net revenue.
For the three months ended June 30, 2026, Adjusted Gross Profit was $28.5 million, representing an increase of $13.9 million from the three months ended June 30, 2025. For the six months ended June 30, 2026, Adjusted Gross Profit was $47.6 million, representing an increase of $18.8 million from the six months ended June 30, 2025. For both comparative periods, the increase was primarily due to higher average sales prices, largely driven by a mix shift to Israel and other countries, which carry no excise taxes, and higher sales volumes. Higher sales volumes led to higher net revenue and efficiencies as fixed overhead costs were spread over greater volumes.
Constant Currency
To supplement the consolidated financial statements presented in accordance with U.S. GAAP, we have presented constant currency adjusted financial measures for net revenue, gross profit, gross profit margin, operating expenses, net income (loss) and Adjusted EBITDA for the three and six months ended June 30, 2026, as well as cash and cash equivalents and short-term investment balances as of June 30, 2026 compared to December 31, 2025, which are considered non-GAAP financial measures. We present constant currency information to provide a framework for assessing how our underlying operations performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period income statement results in currencies other than U.S. dollars are converted into U.S. dollars using the average exchange rates from the three month comparative period in 2025 rather than the actual average exchange rates in effect during the respective current period; constant currency current and prior comparative balance sheet information is translated at the prior year-end spot rate rather than the current period spot rate. All growth comparisons relate to the corresponding period in 2025. We have provided this non-GAAP financial information to aid investors in better understanding the performance of our operations. The non-GAAP financial measures presented in this press release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP.

The table below sets forth certain measures of consolidated results from continuing operations on a constant currency basis for the three and six months ended June 30, 2026 compared to the three and six months ended June 30, 2025 as well as cash and cash equivalents, short-term investments and non-current interest-bearing deposits as of June 30, 2026 and December 31, 2025, both on an as-reported and constant currency basis (in thousands):

As Reported	As Adjusted for Constant Currency
Three months ended June 30,	As Reported Change	Three months ended June 30,	Constant Currency Change
2026	2025	$	%	2026	$	%
Net revenue	$53,007	$33,455	$19,552	58%	$50,383	$16,928	51%
Gross profit	28,451	14,504	13,947	96%	26,903	12,399	85%
Gross margin	54%	43%	N/A	11	pp	53%	N/A	10	pp

Operating expenses	21,047	19,828	1,219	6%	20,574	746	4%
Net income (loss)	35,663	(38,482)	74,145	N/M	35,185	73,667	N/M
Adjusted EBITDA	$13,088	$1,688	$11,400	675%	$11,879	$10,191	604%

Six months ended June 30,	As Reported Change	Six months ended June 30,	Constant Currency Change
2026	2025	$	%	2026	$	%
Net revenue	$98,217	$65,717	$32,500	49%	$92,296	$26,579	40%
Gross profit	47,604	28,238	19,366	69%	44,491	16,253	58%
Gross margin	48%	43%	N/A	5	pp	48%	N/A	5	pp

Operating expenses	42,033	37,634	4,399	12%	40,579	2,945	8%
Net income (loss)	51,374	(30,759)	82,133	N/M	49,994	80,753	N/M
Adjusted EBITDA	$18,167	$3,977	$14,190	357%	$16,032	$12,055	303%

As of June 30,	As of December 31,	As Reported Change	As of June 30,	Constant Currency Change
2026	2025	$	%	2026	$	%
Cash and cash equivalents	$467,019	$791,794	$(324,775)	(41)%	$468,459	$(323,335)	(41)%
Short-term investments	330,000	40,000	290,000	725%	330,000	290,000	725%
Non-current interest-bearing deposits	30,000	—	30,000	N/A	30,000	30,000	N/A
Total cash and cash equivalents, short-term investments and non-current interest-bearing deposits	$827,019	$831,794	$(4,775)	(1)%	$828,459	$(3,335)	—%

Net revenue

	As Reported				As Adjusted for Constant Currency
	Three months ended June 30,		As Reported Change		Three months ended June 30,	Constant Currency Change
	2026	2025	$	%	2026	$	%
Cannabis flower	$39,214	$25,025	$14,189	57%	$36,617	$11,592	46%
Cannabis extracts	13,774	8,360	5,414	65%	13,747	5,387	64%
Other	19	70	(51)	(73)%	19	(51)	(73)%
Net revenue	$53,007	$33,455	$19,552	58%	$50,383	$16,928	51%

	As Reported				As Adjusted for Constant Currency
	Six months ended June 30,		As Reported Change		Six months ended June 30,	Constant Currency Change
	2026	2025	$	%	2026	$	%
Cannabis flower	$72,948	$48,369	$24,579	51%	$67,589	$19,220	40%
Cannabis extracts	25,231	16,968	8,263	49%	24,670	7,702	45%
Other	38	380	(342)	(90)%	37	(343)	(90)%
Net revenue	$98,217	$65,717	$32,500	49%	$92,296	$26,579	40%

	As Reported				As Adjusted for Constant Currency
	Three months ended June 30,		As Reported Change		Three months ended June 30,	Constant Currency Change
	2026	2025	$	%	2026	$	%
Canada	$28,710	$19,150	$9,560	50%	$28,488	$9,338	49%
Israel	15,018	9,376	5,642	60%	12,414	3,038	32%
Other countries	9,279	4,929	4,350	88%	9,481	4,552	92%
Net revenue	$53,007	$33,455	$19,552	58%	$50,383	$16,928	51%

	As Reported				As Adjusted for Constant Currency
	Six months ended June 30,		As Reported Change		Six months ended June 30,	Constant Currency Change
	2026	2025	$	%	2026	$	%
Canada	$54,061	$39,280	$14,781	38%	$52,710	$13,430	34%
Israel	29,169	18,605	10,564	57%	24,654	6,049	33%
Other countries	14,987	7,832	7,155	91%	14,932	7,100	91%
Net revenue	$98,217	$65,717	$32,500	49%	$92,296	$26,579	40%
For the three months ended June 30, 2026, net revenue on a constant currency basis was $50.4 million, representing a 51% increase from the three months ended June 30, 2025. For the six months ended June 30, 2026, net revenue on a constant currency basis was $92.3 million, representing a 40% increase from the six months ended June 30, 2025. On a constant currency basis, net revenue increased for the three and six months ended June 30, 2026, primarily due to higher cannabis flower sales in Israel and other countries, which carry no excise taxes, and higher cannabis flower and extract sales in the Canadian market.

Gross profit
For the three months ended June 30, 2026, gross profit on a constant currency basis was $26.9 million, representing an 85% increase from the three months ended June 30, 2025. For the six months ended June 30, 2026, gross profit on a constant currency basis was $44.5 million, representing a 58% increase from the six months ended June 30, 2025. On a constant currency basis, gross profit increased for the three and six months ended June 30, 2026, primarily due to higher average sales prices, largely driven by a mix shift to Israel and other countries, which carry no excise taxes, and higher sales volumes. Higher sales volumes led to higher net revenue and efficiencies as fixed overhead costs were spread over greater volumes. For the six months ended June 30, 2025, we recognized $0.5 million of inventory step-up from the Cronos GrowCo Transaction in cost of sales. No such costs were recognized for the three months ended June 30, 2025 or the three and six months ended June 30, 2026.
Operating expenses
For the three months ended June 30, 2026, operating expenses on a constant currency basis were $20.6 million, representing a 4% increase from the three months ended June 30, 2025. For the six months ended June 30, 2026, operating expenses on a constant currency basis were $40.6 million, representing an 8% increase from the six months ended June 30, 2025. On a constant currency basis, operating expenses increased for the three and six months ended June 30, 2026, primarily due to higher salaries and benefits, transaction costs and product development costs, partially offset by the recovery of excise tax stamp penalties, as well as lower anti-dumping costs and restatement litigation costs.
Net income (loss)
For the three months ended June 30, 2026, net income on a constant currency basis was $35.2 million, representing an increase in net income of $73.7 million from the three months ended June 30, 2025. For the six months ended June 30, 2026, net income on a constant currency basis was $50.0 million, representing an increase in net income of $80.8 million from the six months ended June 30, 2025. On a constant currency basis, the improvement in net income for the three and six months ended June 30, 2026, was primarily due to higher gross profit and other income, partially offset by higher operating expenses.
Adjusted EBITDA
For the three months ended June 30, 2026, Adjusted EBITDA on a constant currency basis was $11.9 million, representing a $10.2 million improvement from the three months ended June 30, 2025. For the six months ended June 30, 2026, Adjusted EBITDA on a constant currency basis was $16.0 million, representing a $12.1 million improvement from the six months ended June 30, 2025. The improvement in Adjusted EBITDA for the three and six months ended June 30, 2026, on a constant currency basis was driven by higher gross profit, partially offset by higher operating expenses due to higher sales and marketing, general and administrative, and research and development costs.
Cash and cash equivalents, short-term investments and non-current interest-bearing deposits
Cash and cash equivalents, short-term investments and non-current interest-bearing deposits on a constant currency basis decreased $3.3 million to $828.5 million as of June 30, 2026, from $831.8 million as of December 31, 2025. The decrease in cash and cash equivalents, short-term investments and non-current interest-bearing deposits on a constant currency basis is primarily due to repurchases of common stock, purchases of property, plant and equipment, and withholding taxes paid on share-based awards, partially offset by positive cash provided by operating activities.
Foreign currency exchange rates
All currency amounts in this press release are stated in U.S. dollars, which is our reporting currency, unless otherwise noted. All references to “dollars” or “$” are to U.S. dollars. The assets and liabilities of our foreign operations are translated into dollars at the exchange rate in effect as of June 30, 2026, June 30, 2025, and December 31, 2025. Transactions affecting the shareholders’ equity (deficit) are translated at historical foreign exchange rates. The condensed consolidated statements of net income (loss) and comprehensive income (loss) and condensed consolidated statements of cash flows of our foreign operations are translated into dollars by applying the average foreign exchange rate in effect for the reporting period as reported on Bloomberg.
The exchange rates used to translate from Canadian dollars (“C$”) to dollars are shown below:

(Exchange rates are shown as C$ per $)	As of
	June 30, 2026	June 30, 2025	December 31, 2025
Spot rate	1.4196	1.3608	1.3698
Year-to-date average rate	1.3783	1.4094	N/A

The exchange rates used to translate from New Israeli Shekels (“ILS”) to dollars are shown below:

(Exchange rates are shown as ILS per $)	As of
	June 30, 2026	June 30, 2025	December 31, 2025
Spot rate	2.9767	3.3683	3.1863
Year-to-date average rate	3.0373	3.5954	N/A
For further information, please contact:
Harrison Aaron
Investor Relations
Tel: (416) 504-0004
investor.relations@thecronosgroup.com